UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012 (March 16, 2012)

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.	3

SIGNATURE	4

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Item 4.02(a) - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 16, 2012, the Board of Directors of CardioGenics Holdings Inc. (the "Company"), after consultation with and upon the recommendation of management after review with Registrant’s independent accountant, concluded that the Company's previously issued audited financial statements as of and for the year ended October 31, 2011, as presented in the Company's Form 10-K for that same period, should no longer be relied upon. The Company will be filing a Form 10-K/A restating its financials for this period as soon as practicable.

The following discussion describes the adjustments that will be made in the Form 10-K/A.

The financial statements for the year ended October 31, 2011, will be restated to reflect the issuance in the year of warrants which were granted on a fully vested nonforfeitable basis as an expense of $1.5 million for the year and a resultant write off of the prepaid asset set up which relates to these warrants. In addition, the recording of certain tax related income and expenses, netting to an approximate income of $40,000 will also be reflected.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: March 19, 2012

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